Exhibit 10.1 - CONSULTING AGREEMENT (KEVIN FICKLE)

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of January 8, 2016, is entered into by and between, Signal Advance, Inc., a Texas corporation, with principal address at 2520 County Road 81, Rosharon, TX 77583 (herein referred to as the "Company") and Kevin Fickle, an individual with principal address at 1415 Oakland Blvd. Suite 219, Walnut Creek, CA 94596 (herein referred to as the "Consultant"). As used in this Agreement, the term, "Parties," shall refer to the Company and Consultant jointly.

WHEREAS:

A. The Company seeks to engage the services of Consultant to assist the Company in its efforts to gain greater recognition and awareness among relevant investors in the public capital markets.

B. The Company is familiar with Consultant and Consultant's skills and expertise.

C. The Parties acknowledge and agree that Consultant has completed a preliminary review and evaluation of the Company and the challenges facing the Company in the investor relations marketplace and the Company and Consultant have had discussions regarding these and other matters relating to the Company's investor relations objectives.

D. Consultant is willing to assist the Company to better develop investor recognition and awareness in the public capital markets.

E. Subject to the terms and conditions of this Agreement, the Company hereby engages the services of Consultant to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals and to consult with management concerning such Company activities.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00  Commencement and Term of Consulting Services from Consultant.

The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and Consultant hereby agrees to provide certain consulting services to the Company as described in Section 2.00 of this Agreement for a period of eight (8) months from the date at which a copy of this Agreement is executed and delivered to Consultant with the Fees (defined in Section 4.00 of this Agreement) (the "Term").


2.00  Duties of Consultant.

Consultant agrees that it shall provide the following specified consulting services on a best efforts basis:

2.01 Present the company to Consultant's online network of Brokers, Analysts and Institutions.

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2.02 Assist the Company in further reviewing the preliminary evaluation and assessment prepared by Consultant in evaluating and assessing the challenges facing the Company in communicating with the investor marketplace.

2.03 Consult and assist the Company, as appropriate, in: (1) developing and implementing plans and means for presenting the Company and its business plans, strategy and personnel to the financial community (using Consultant's database of licensed brokers, analyst, institutions and fund managers); and (2) establishing an image for the Company in the financial community through an extensive grass roots marketing program.

2.04 With the cooperation of the Company and during the Term, maintain target investor awareness of the Company's plans, strategy and personnel, as they may evolve during the Term, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to Consultant's designated subscribers.

2.05 Provide assistance to the Company with respect to its shareholder relations.

2.06 At the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, Consultant shall assist the Company in the use of its corporate symbols, logos, and names to enhance the presentation of said symbols, logos and names, and other matters relating to the Company's corporate image.

2.07 Upon the Company's direction and approval, Consultant shall disseminate information regarding the Company to Consultant's online newsgroups and its members and provide re-direction to yahoo.com finance, investment community professionals and the general investing public.

2.08 At the Company's request, review business plans, strategies, mission state-ments budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof.

2.09 The Consultant shall include these key deliverables:

 1) Outreach to qualified institutional and high net-worth investors with feedback delivered each month;
 2) Draft Press Releases, online and print content;
 3) Handle inbound and outbound calls to qualified retail brokers;
 4) Include arrangement of non-deal roadshows as needed;
 5) Quarterly edit and creation of two page fact sheet;
 6) Provide Feedback and Edits on Presentation Materials, including Website Development;
 7) Strategic Capital Market Consulting;
 8) Presentation on Roadshows and at Industry Specific Conferences
 9) Analyst and Editorial Sponsorship - magazine and print placements;
10) Bi-Weekly communication with the Company for information extraction;
11) Conduct market intelligence on comparable companies; extract authors/editors contact information on seekingalpha.com, thestreet.com, other financial blogging websites and news outlets; send these targeted influencers personalized e-mail campaigns introducing the Company's story.


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3.00  Allocation of Time and Energies.

The Consultant hereby agrees to use its best efforts to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of the Company's financial, public relations and communications activities, subject to compliance with applicable state and federal securities laws and regulations.

3.01 The Parties acknowledge and agree that the services provided by Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. The services to be provided by Consultant shall not be measured by the number of hours devoted by Consultant's staff on a per day basis and Consultant and the Company agree that Consultant shall perform the duties set forth in Section 2.00 of this Agreement in a diligent and professional manner. The Parties acknowledge and agree that a dispropor-tionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two (2) months from the commencement of the Term of this Agreement. It is expressly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

3.02 The Parties acknowledge and agree that the services to be performed under this Agreement are to be performed by Consultant and not by any individual staff member of Consultant. At all times hereunder, the death, disability, or incapacity of any member of Consultant's staff shall not be deemed a breach of this Agreement.


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4.00  Compensation to Consultant for Consulting Services.

In consideration for the consulting services to be rendered to the Company as described in Section 2.00 of this Agreement, the Company hereby agrees to pay Consultant the following consulting fees (the "Fees"):

4.01 Payment of Commencement Fee to Consultant by the Company.

     In consideration for Consultant's undertaking a preliminary evaluation of the Company and Consultant's preliminary assessment of the challenges and difficulties facing the Company, the Company shall pay and deliver to Consultant (at Consultant's address stated on the first page of this Agreement) the fees highlighted under the Fee Structure.

 4.01.01 Issue and deliver to Consultant, at Consultant's address stated on this Agreement, one (1) or more stock certificates (the "Certificates") equivalent to the fees highlighted under the Fee Structure. Each Certificate shall bear a restricted securities legend in accordance with the Securities Act of 1933. These Fees shall be for all purposes non-refundable in every respect. In the event that the Company later elects to terminate this Agreement prior to the end of the eight (8) month term, the Company agrees to immediately pay consultant any fee's due.

 4.01.02 Deliver a true and accurate photocopy of the Board of Directors' resolution duly adopted by the Company's Board of Directors authorizing the issuance of the Shares in accordance with this Agreement and approving this Agreement.

 4.01.03 Prior to the issuance of any shares to the Consultant, Consultant agrees to execute an investment questionnaire confirming that the Consultant is an "accredited investor", as that term is defined under US securities laws.

4.02 Consultant represents that Consultant has foregone significant alternative opportunities in entering into this Agreement and assuming the obligations set forth in Section 2.00 of this Agreement. The Consultant further represents that the Company may derive substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant.

4.03 The Earned Shares shall constitute payment for Consultant's agreement to consult to the Company and are a non-refundable, non-apportionable, and non-ratable retainer and shall not be construed as a prepayment for future services.


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5.00  Representations of Each of the Parties.

5.01 Representations of Consultant. Consultant acknowledges that the shares of Common Stock to be issued to Consultant as the Stock Fee pursuant to this Agreement have not been registered under the Securities Act of 1933 (the "1933 Act"), and accordingly are "restricted securities" within the meaning of Rule 144 of the 1933 Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of the 1933 Act. Further, Consultant agrees that in connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows: (1) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested; (2) Consultant has had experience in investments in restricted and publicly traded securities; and
     (3) Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and of the investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended. In addition, Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

In connection with the services to be provided by the Consultant pursuant to the Agreement, the Consultant represents and warrants that he will comply with all applicable state and federal securities laws and regulations. Consultant will not trade in the securities of the Company while in possession of undisclosed material information regarding the Company, and will not disclose such material information or any Company confidential information to any other party at any time.

5.02 Representations of the Company RE: General.  The Company represents that:
     (1) it has the requisite authority and power to enter into this Agreement;
     (2) this Agreement and the obligations recited hereunder have been approved by the Company's CEO; and (3) the shares of the Company's Common Stock issued to Consultant are free from the claims and interests of any third party.

5.03 Representations of the Company RE: Valuation of the Shares. The Company represents that: (1) the shares issued to Consultant in payment of the Stock Fee are restricted securities; (2) the Stock Fee has been and for all purposes will be valued at an amount as is consistent with US GAAP consistently applied.


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6.00  Additional Representations of the Company.

In addition, the Company represents that Company, and not Consultant, is responsible to perform any and all due diligence on such lender, equity purchaser or acquisition candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition. However, Consultant shall undertake its best efforts to avoid the introduction of any third party which is known to Consultant to have had a prior reputation or history of questionable, unethical, or illicit activities.


7.00	Assignment of Agreement & Assignment of Rights and Obligations.

Consultant's services under this contract are offered to Company only and may not be assigned by the Company to any other person or entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of said merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Company shall assure that in the event of any merger, acquisition, or similar change of form of entity that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.


8.00  Obligation for Expenses.

Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.


9.00 Indemnification of Consultant and Consultant's Employees and Agents by the Company.

The Company hereby agrees to indemnify and hold Consultant and Consultant's employees and agents (the "Indemnified Parties") harmless against (i) any and all liabilities, obligations, losses, damages, claims, actions, asserted by third parties against any one or more of the Indemnified Parties, based upon, resulting from or arising out of any misstatement or omission of material fact contained in one or more of the statements, representations, press releases, announcements, reports, or filings made or prepared by the Company or its agents and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Indemnified Parties in enforcing their rights pursuant to this Section 9.00).
No demand or claim for indemnification under this Section 9.00 may be made after 11:59 p.m., California time, on the date six (6) years following the last date at which services were rendered to the Company under this Agreement or any extension thereof.


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9.01 Obligation for Compliance with Securities Laws.  The Parties agree that the
     Company shall assume and remain at all times responsible for all information, statements, and documents released or provided to Consultant and for compliance with Regulation FD or any other provisions of the Securities Exchange Act of 1934 (the "1934 Act Obligations").


10.00  Further Assurance.

Each of the Parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.


11.00  Successors.

The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the permitted successors, assigns, transferees, grantees, and indemnities of each of the Parties to this Agreement.


12.00  Independent Counsel.

Each of the Parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.


13.00  Integration.

This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the Parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.


14.00  Attorneys Fees.

In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other Parties to the dispute.


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15.00  Interpretation & Right to Specific Performance.

Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders. In the event that either party to this Agreement commits a breach of its obligations under this Agreement, the other party shall be entitled to specific performance in addition to any other remedies to which they may be entitled.


16.00  Captions & Exhibits.

The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.


17.00  Severance.

If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.


18.00  Counterparts.

This Agreement may be executed in any number of counterparts.


19.00  Expenses Associated With This Agreement.

Each of the parties hereto agrees to bear its own costs, attorneys fees and related expenses associated with this Agreement.


20.00  Arbitration.

Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in Houston, Texas. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 11.05 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.


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21.00  Power to Bind.

A responsible officer of the Company has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of the Company to execute it.


22.00  Confidentiality.

The parties hereto agree that the terms of this Agreement and all documents constituting parts of this transaction shall be kept strictly confidential except to the extent necessary to protect the rights of the parties hereto or to satisfy the Company's obligations under the Securities Exchange Act of 1934 and the rules adopted by the Securities and Exchange Commission hereunder.


Terms

Kevin Fickle shall provide investors relations and strategic consultative services. The duration of the contract and services will be for a period of eight (8) months, with the fee structure being outlined below.


Fee Structure

An eight (8) month service fee equal to 200,000 shares of restricted common stock. The certificate should be in the name Kevin Fickle and issued within 14 working days of agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


Signal Advance, Inc.                         Kevin Fickle

By: /s/ Chris M. Hymel                       By: /s/ Kevin Fickle
Chris M. Hymel, President                    Kevin Fickle
2520 County Road 81                          1415 Oakland Blvd, Suite 219
Rosharon, Texas  77583                       Walnut Creek, CA  94596


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